Earnings Conference Call May 7, 2026 8:00 a.m. CT 1 (888) 660-6431 (within North America) 1 (929) 203-2118 (outside of North America) Access Code: 7372055 Webcast: ir.dnow.com

DNOW Reports First Quarter 2026 Results

HOUSTON, TX, May 7, 2026 – DNOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2026.

Recent Capital Allocation Actions

•
Repurchased $50 million of common stock, under the $160 million share repurchase program
•
Completed acquisition of Edge Controls for $46 million in February, expanding our differentiated automation and controls capabilities within U.S. Process Solutions

First Quarter 2026 Highlights

•
Revenue was $1,183 million
•
Gross profit was $193 million, or 16.3% of revenue, and adjusted gross profit was $256 million, or 21.6% of revenue
•
Net loss attributable to DNOW Inc. was $44 million, or ($0.24) per diluted share and adjusted net income attributable to DNOW Inc. was $3 million, or $0.01 per diluted share
•
Adjusted EBITDA was $39 million, or 3.3% of revenue
•
Cash used in operating activities was $95 million
•
Cash and cash equivalents was $116 million and long-term debt was $571 million at March 31, 2026 with total liquidity of approximately $379 million

David Cherechinsky, President and CEO of DNOW, added, “I am pleased with our achievements in the quarter as we completed our first full quarter with MRC Global. We advanced the integration of our upstream and midstream operations, delivered sequential revenue growth in the midstream and gas utility sectors and are beginning to see early traction from new data center related awards.

This combination creates a more diversified and less cyclical business, supported by multiple, durable growth drivers. In the first quarter, we demonstrated our commitment to disciplined capital allocation by repurchasing $50 million of shares, our highest level to date, and enhanced our capabilities with the completion of our twenty-sixth acquisition, Edge Controls. We will remain focused on being opportunistic in returning capital to our shareholders.

I want to thank our team members for their continued dedication and adaptability as we execute our integration plan and capture synergies ahead of schedule. With respect to the ERP conversion, we are taking targeted, decisive actions to enhance system performance and drive operational efficiencies. We are confident these actions will strengthen our foundation and deliver meaningful earnings growth and long-term value for the business.”

Prior to the earnings conference call a presentation titled “DNOW First Quarter 2026 Earnings Presentation” will be available on the Company’s Investor Relations website.

About DNOW

DNOW is a premier energy and industrial solutions provider with a legacy of over 160 years as a leading distributor of pipe, valves, fittings (PVF), gas products, pumps and fabricated equipment. Headquartered in Houston, Texas, with approximately 5,150 employees and a global network of distribution and engineering locations; we provide a broad mix of quality products our customers require to build and maintain essential infrastructure across the upstream, gas utilities, downstream and industrial and midstream markets. We deliver a comprehensive range of value-added supply chain solutions and technical product expertise, supported by advanced digital offerings. Our products and resources enable our customers to run their operations more efficiently and effectively, helping them to meet and exceed their business goals.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by DNOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

DNOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$116	$164
Receivables, net	889	874
Inventories, net	1,193	1,192
Prepaid and other current assets	52	48
Total current assets	2,250	2,278
Property, plant and equipment, net	261	264
Operating right-of-use assets	161	160
Deferred income taxes	12	11
Goodwill	652	617
Intangibles, net	563	565
Other assets	28	29
Total assets	$3,927	$3,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$662	$653
Accrued liabilities	254	300
Other current liabilities	13	21
Total current liabilities	929	974
Long-term debt	571	411
Long-term operating lease liabilities	118	129
Deferred income taxes	95	99
Other long-term liabilities	71	73
Total liabilities	1,784	1,686
Commitments and contingencies
Stockholders' equity:
Common stock - par value $0.01; 330 million shares authorized; 182,671,497 and 186,125,254 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	3,142	3,193
Accumulated deficit	(880)	(836)
Accumulated other comprehensive loss	(126)	(126)
DNOW Inc. stockholders' equity	2,138	2,233
Noncontrolling interests	5	5
Total stockholders' equity	2,143	2,238
Total liabilities and stockholders' equity	$3,927	$3,924

DNOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three months ended
	March 31,		December 31,
	2026	2025	2025
Revenue	$1,183	$599	$959
Cost of products	990	461	891
Gross profit	193	138	68
Selling, general and administrative expenses	243	109	226
Impairment and other charges	—	—	12
Operating (loss) profit	(50)	29	(170)
Other (expense) income	(10)	—	(6)
(Loss) income before income taxes	(60)	29	(176)
Income tax (benefit) provision	(16)	7	(29)
Net (loss) income	(44)	22	(147)
Net income attributable to noncontrolling interests	—	1	—
Net (loss) income attributable to DNOW Inc.	$(44)	$21	$(147)
(Loss) earnings per share attributable to DNOW Inc. stockholders:
Basic	$(0.24)	$0.19	$(0.95)
Diluted	$(0.24)	$0.19	$(0.95)
Weighted-average common shares outstanding, basic	186	106	155
Weighted-average common shares outstanding, diluted	186	107	155

DNOW INC.
SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)
(In millions)

	Three months ended
	March 31,		December 31,
	2026	2025	2025
Revenue:
United States	$985	$474	$765
Canada	51	62	51
International	147	63	143
Total revenue	$1,183	$599	$959

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) adjusted gross profit, (ii) adjusted gross profit as a percentage of revenue, (iii) adjusted earnings before interest, taxes, depreciation and amortization and excluding other costs (Adjusted EBITDA), (iv) Adjusted EBITDA as a percentage of revenue, (v) adjusted net income attributable to DNOW Inc., (vi) adjusted diluted earnings per share attributable to DNOW Inc. stockholders, (vii) net debt and (viii) net debt leverage ratio. We use these non-GAAP financial measures to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the financial performance of our business. These non-GAAP financial measures are not intended to replace the GAAP financial measures. The Company defines Adjusted Gross Profit as revenue, less cost of products, plus amortization of intangibles, plus inventory-related charges incremental to normal operations, plus transaction costs associated with acquisitions, such as inventory fair value step-up or write-downs and plus or minus the impact of our Last-In, First-Out (“LIFO”) inventory costing methodology. We define Adjusted EBITDA as net (loss) income plus interest, taxes, depreciation and amortization and excluding other costs, such as stock-based compensation, restructuring and exit costs, transaction-related charges, long-lived asset impairments (including goodwill and intangible assets), inventory-related charges incremental to normal operations and plus or minus the impact of our LIFO inventory costing methodology. Transaction-related charges include transaction costs, inventory fair value step-up, retention bonus accruals and integration expenses associated with acquisitions. We define Net Debt as total long-term debt, including current portion, minus cash. We define our net debt leverage ratio as Net Debt divided by trailing twelve months Adjusted EBITDA. The Company believes Net Debt is an indicator of the extent to which the Company’s outstanding debt obligations could be satisfied by cash on hand and a useful metric for investors to evaluate the Company’s leverage position. We believe the net debt leverage ratio is a commonly used metric that management and investors use to assess the borrowing capacity of the Company. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein. Totals in the schedules herein may not foot due to rounding.

GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION (UNAUDITED)
(In millions)

	Three months ended
	March 31,				December 31,
	2026	As a % of revenue	2025	As a % of revenue	2025	As a % of revenue
Gross profit, as reported	$193	16.3%	$138	23.0%	$68	7.1%
Amortization of intangibles	6		2		5
Increase in LIFO reserve	16		1		9
Inventory-related transaction charges	41		—		135
Adjusted Gross Profit	$256	21.6%	$141	23.5%	$217	22.6%

NET (LOSS) INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO ADJUSTED EBITDA RECONCILIATION (UNAUDITED)
(In millions)

	Three months ended
	March 31,				December 31,
	2026	As a % of revenue	2025(1)	As a % of revenue	2025	As a % of revenue
Net (loss) income attributable to DNOW Inc.	$(44)	(3.7)%	$21	3.5%	$(147)	(15.3)%
Net income attributable to noncontrolling interests	—		1		—
Interest expense (income), net	8		(1)		4
Income tax (benefit) provision	(16)		7		(29)
Depreciation and amortization	23		11		20
Stock-based compensation (2)	4		3		4
Increase in LIFO reserve	16		1		9
Transaction-related charges (3)	5		2		51
Impairment and other charges (4)	—		—		12
Inventory-related transaction charges (5)	41		—		135
Restructuring and exit costs (3)	—		1		—
Other (6)	2		—		2
Adjusted EBITDA	$39	3.3%	$46	7.7%	$61	6.4%

(1)
The three months ended March 31, 2025 includes a change in accounting principle adjustment decreasing the previously reported net income attributable to DNOW Inc. by $1 million.
(2)
For the three months ended March 31, 2026 and 2025, stock-based compensation excludes $1 million and less than $1 million, respectively, as such amounts were reported in transaction-related charges. For the three months ended December 31, 2025, stock-based compensation excludes $13 million as such amounts were reported in transaction-related charges.
(3)
Transaction-related charges and restructuring and exit costs are included in selling, general and administrative expenses.
(4)
For the three months ended December 31, 2025, impairment and other charges included $12 million of foreign currency translation losses as a result of substantially completing the liquidation of certain foreign subsidiaries in the International segment.
(5)
Inventory-related transaction charges are included in cost of products. For the three months ended March 31, 2026 and December 31, 2025, inventory-related transaction charges included $41 million and $135 million, respectively, of charges related to inventory step-up.
(6)
For the three months ended March 31, 2026 and December 31, 2025, other costs included $2 million related to foreign currency losses in both periods.

NET (LOSS) INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS RECONCILIATION (UNAUDITED)
(In millions)

	Three months ended
	March 31,		December 31,
	2026	2025(1)	2025
Net (loss) income attributable to DNOW Inc.	$(44)	$21	$(147)
Increase in LIFO reserve	16	1	9
Transaction-related charges	5	2	51
Impairment and other charges	—	—	12
Inventory-related transaction charges	41	—	135
Restructuring and exit costs	—	1	—
Tax benefit(2)	(15)	(1)	(37)
Adjusted net income attributable to DNOW Inc.	$3	$24	$23

(1)
The three months ended March 31, 2025 includes a change in accounting principle adjustment decreasing the previously reported net income attributable to DNOW Inc. by $1 million.
(2)
The tax effect of non-GAAP reconciling items is calculated based on the nature of the item and/or the tax jurisdiction in which the reconciling item has been incurred and applying the specific tax rate or tax treatment to each item.

DILUTED (LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DNOW INC. STOCKHOLDERS RECONCILIATION (UNAUDITED)

	Three months ended
	March 31,		December 31,
	2026	2025(1)	2025
Diluted (loss) earnings per share attributable to DNOW Inc. stockholders	$(0.24)	$0.19	$(0.95)
Increase in LIFO reserve	0.08	0.01	0.06
Transaction-related charges	0.03	0.02	0.33
Impairment and other charges	—	—	0.08
Inventory-related transaction charges	0.22	—	0.87
Restructuring and exit costs	—	0.01	—
Tax benefit(2)	(0.08)	(0.01)	(0.24)
Adjusted diluted earnings per share attributable to DNOW Inc. stockholders	$0.01	$0.22	$0.15

(1)
The three months ended March 31, 2025 includes a change in accounting principle adjustment decreasing the previously reported diluted earnings per share attributable to DNOW Inc. stockholders by $0.01.
(2)
The tax effect of non-GAAP reconciling items is calculated based on the nature of the item and/or the tax jurisdiction in which the reconciling item has been incurred and applying the specific tax rate or tax treatment to each item.

LONG-TERM DEBT TO NET DEBT AND NET DEBT LEVERAGE RATIO CALCULATION (UNAUDITED)
(In millions)

March 31,
2026
Long-term debt	$571
Plus: current portion of debt obligations	—
Total debt	571
Less: cash	116
Net Debt	$455

Net Debt	$455
Trailing twelve months Adjusted EBITDA	202
Net Debt Leverage Ratio	2.3x